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                                      EXHIBIT C

                                      AGREEMENT

                             JOINT FILING OF SCHEDULE 13D


     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of Genta Incorporated and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.



Date:  February 20, 1998      DIVERSIFIED FUND LIMITED

                              By:       /s/ Carlo Pagani
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                                   Carlo Pagani
                                   President

Date:  February 20, 1998      CARLO PAGANI

                              By:       /s/ Carlo Pagani
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